UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2005
(Date of earliest event reported: December 6, 2005)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 6, 2005, a Fifth Amendment to the Amended and Restated Credit Agreement dated April 21, 2000 (“Fifth Amendment”) was entered into among WMCK Venture Corp., Century Casinos Cripple Creek, Inc., WMCK Acquisition Corp. (collectively “Womacks” and the “Borrowers”), Century Casinos, Inc. (“Century” and the “Guarantor”) and Wells Fargo Bank, National Association, as Agent.

Amongst other items, the terms of the Fifth Amendment added or modified the following (capitalized terms have the meanings ascribed to them in the Fifth Amendment and in Section 1.01 of the Existing Credit Agreement):
1)	Defines “Designated CCI Capital Contributions” as the capital contributions made by the Guarantor to the Borrowers in cash within 30 days of the Fifth Amendment effective date;
2)	Defines “Designated CCI Distribution Carve-Outs” as the designated distributions to the Guarantor, the cumulative amount of which cannot exceed the Designated CCI Capital Contributions;
3)
Redefined adjusted EBITDA, for purpose of the Interest Coverage and TFCC ratios to permit the Borrowers to make Designated CCI Distribution Carve-Outs up to the aggregate amount of the Designated CCI Capital Contributions without the requirement to deduct such distributions from EBITDA in the calculation of these ratios.

The Fifth Amendment permits Century to make capital contributions to Womacks for a specified period that can be used to repay the outstanding obligations under Womacks’ revolving line of credit with Wells Fargo Bank, and subsequently permits Womacks to make cash distributions to Century up to the amount of Century’s capital contributions made during the specified period.

This summary of the terms of the Fifth Amendment is qualified in its entirety by the text of the Fifth Amendment, a copy of which is attached to this Form 8-K as exhibit 10.165 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.165 Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 6, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: December 12, 2005                                                                                  By : /s/ Ray Sienko
Ray Sienko, Chief Accounting Officer

EXHIBIT INDEX

10.165 Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 6, 2005.